UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2011

Express Scripts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20199	43-1420563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 314-996-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 6, 2011, Express Scripts, Inc. (the “Company”) issued a press release announcing revised 2011 financial guidance. The press release, including information concerning forward—looking statements and factors that may affect future results, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

The information being furnished pursuant to this Item 7.01 is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make from time to time, by press release or otherwise. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report. Furthermore, no inference should be drawn from the Company’s revised guidance that it will make additional updates with respect to that guidance or any other forward—looking statements made in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) The following Exhibits are furnished as part of this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated October 6, 2011, entitled “Express Scripts Announces Revised 2011 Financial Guidance”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

By:	/s/ Jeffrey Hall
	Name:	Jeffrey Hall
	Title:	Executive Vice President and Chief Financial Officer

Dated: October 6, 2011

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release, dated October 6, 2011, entitled “Express Scripts Announces Revised 2011 Financial Guidance”.

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